Annex A

Key Management Personnel of ACN 664

Role	Name	Present Principal Occupation or Employment	Citizenship
Director and Key Management Personnel	Paul Flynn	Chief Executive Officer of WHC	Australian
Director and Executive Key Management Personnel	Kevin Ball	Chief Financial Officer of WHC	Australian
Company Secretary and Executive Key Management Personnel	Timothy Burt	Company Secretary and General Counsel of WHC	Australian

 Key Management Personnel of WHC

Role	Name	Present Principal Occupation or Employment	Citizenship
Non-Executive Director	Mark Vaile (Chairman)	Director; Former Deputy Prime Minister of Australia and Leader of the National Party	Australian
Non-Executive Director	Nicole Brook	Director	Australian
Non-Executive Director	Wallis Graham	Director	Australian & U.S.
Non-Executive Director	Anthony Mason	Director	Australian
Non-Executive Director	Michael McCormack	Director	Australian
Non-Executive Director	Brendan Pearson	Director	Australian
Non-Executive Director	Fiona Robertson	Director	Australian
Executive Director and Key Management Personnel	Paul Flynn	Chief Executive Officer of WHC	Australian
Executive Key Management Personnel	Kevin Ball	Chief Financial Officer of WHC	Australian
Executive Key Management Personnel	Ian Humphris	Chief Operating Officer of WHC	Australian
Company Secretary and Executive Key Management Personnel	Timothy Burt	Company Secretary and General Counsel of WHC	Australian